EXHIBIT 6

The transactions are made for the securities of Japanese companies.  The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court's judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail.

December 10, 2020
To whom it may concern

Company Name: Resona Holdings, Inc.
(Name of Representative: Masahiro Minami, President and Representative Executive Officer)
(Securities code: 8308; Tokyo Stock Exchange First Section)

(Correction) Notice Regarding Partial Correction of the “Notice Regarding Results of the Tender Offer
for Shares of Kansai Mirai Financial Group, Inc. (Securities Code: 7321)”

We hereby notify that, upon completion of our confirmation of the number of voting rights pertaining to shares (including shares that fall under the definition of Article 7(1)(iii) of the Order for Enforcement of the Financial Instruments and Exchange Act (Cabinet Order No. 321 of 1965, as amended) of Kansai Mirai Financial Group Inc. owned by Resona Asset Management Co., Ltd. (which falls under the definition of a specially related party based on our formal standards), as of today, some portions of the “Notice Regarding Results of the Tender Offer for Shares of Kansai Mirai Financial Group, Inc. (Securities Code: 7321)” which was announced today should be corrected as follows. The applicable portions before and after the correction are underlined.
***

2.	Results of the Purchase

(4)	Changes in Share Ownership Ratio after the Purchase Page 5

(Before correction)

Number of voting rights pertaining to shares owned by the Tender Offeror before the purchase	1,907,211 voting rights	(Share ownership ratio before the purchase: 51.15%)
Number of voting rights pertaining to shares owned by specially related parties before the purchase	809,295 voting rights	(Share ownership ratio before the purchase: 21.70%)
Number of voting rights pertaining to shares owned by the Tender Offeror after the purchase	2,251,626 voting rights	(Share ownership ratio after the purchase: 60.39%)
Number of voting rights pertaining to shares owned by specially related parties after the purchase	515,197 voting rights	(Share ownership ratio after the purchase: 13.82%)
Number of voting rights of all shareholders of the Target Company	3,718,366 voting rights

(Partially omitted)

(Note 2)
The “number of voting rights pertaining to shares owned by specially related parties after the purchase” is the total sum of: (i) the number of voting rights pertaining to shares (including shares that fall under the definition of Article 7(1)(iii) of the Order; the same applies in this (Note 2) below) owned by Resona Asset Management Co., Ltd., which falls under the definition of a specially related party based on the formal standards of the Tender Offeror (for the purpose of this (Note 2), the “Specially Related Party”), as of December 9, 2020 (16,733 voting rights); and (ii) the number of voting rights pertaining to shares owned by specially related parties (excluding the Specially Related Party) as of today. The Tender Offeror will confirm the number of voting rights pertaining to shares owned by the Specially Related Party as of today; and if any correction is necessary, it will disclose details of the correction.

(The remainder is omitted)

(After correction)

Number of voting rights pertaining to shares owned by the Tender Offeror before the purchase	1,907,211 voting rights	(Share ownership ratio before the purchase: 51.15%)
Number of voting rights pertaining to shares owned by specially related parties before the purchase	809,295 voting rights	(Share ownership ratio before the purchase: 21.70%)
Number of voting rights pertaining to shares owned by the Tender Offeror after the purchase	2,251,626 voting rights	(Share ownership ratio after the purchase: 60.39%)
Number of voting rights pertaining to shares owned by specially related parties after the purchase	515,239 voting rights	(Share ownership ratio after the purchase: 13.82%)
Number of voting rights of all shareholders of the Target Company	3,718,366 voting rights

(Partially omitted)

(Note 2)
The “number of voting rights pertaining to shares owned by specially related parties after the purchase” is the total sum of: (i) the number of voting rights pertaining to shares (including shares that fall under the definition of Article 7(1)(iii) of the Order; the same applies in this (Note 2)below) owned by Resona Asset Management Co., Ltd., which falls under the definition of a specially related party based on the formal standards of the Tender Offeror (for the purpose of this (Note 2), the “Specially Related Party”), as of today (16,775 voting rights); and (ii) the number of voting rights pertaining to shares owned by specially related parties (excluding the Special Related Party) as of today.

(The remainder is omitted)

End